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                                EXHIBIT 10.16








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                                 ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT made as of January 16, 1996, between BANK LEUMI TRUST COMPANY OF NEW YORK, a New York banking corporation ("Assignor"), and RUCON SERVICES CORP. (formerly known as Arlen Holdings Corp. and, prior to that, as Arlen Automotive, Inc.), a Delaware corporation ("Assignee").

         WHEREAS, pursuant to certain promissory notes listed on Exhibit A annexed hereto (collectively, the "Loan Documents"), Arthur G. Cohen (the "Borrower") is indebted to Assignor in the aggregate principal amount of $12,000,000.00 (the "Indebtedness"); and

         WHEREAS, the Indebtedness is secured by certain collateral consisting of various promissory notes, shares of stock and contract rights (the "Collateral") pursuant to certain agreements, instruments and related documents (the "Collateral Documents"), all as listed on Exhibit B annexed hereto; and

         WHEREAS, Assignee wishes to purchase from Assignor, and Assignor is willing to sell and assign to Assignee, all of Assignor's right, title and interest in and to and all of Assignor's obligations under the Indebtedness, the Loan Documents, the Collateral and the Collateral Documents, in each case on an "as is" basis without any representation or warranty of any nature (except as set forth in Section 2.1 hereof), all upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, Assignor and Assignee agree as follows:

         1.    Assignment and Assumption.

               1.1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases from Assignor, all of Assignor's right, title and interest in and to the Indebtedness, the Loan Documents, the Collateral and the Collateral Documents, in each case on an "as is" basis without any representation or warranty of any nature whatsoever, except as specifically set forth in Section 2.1 hereof. Assignor also hereby assigns to Assignee (in each case on an "as is" basis without any representation or
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warranty whatsoever, except as provided herein) all other documents evidencing or securing any or all of the Indebtedness, and all collateral held by Assignor securing any part of the Indebtedness (collectively, the "Other Assigned Documents and Collateral").

               1.2. Assignee hereby agrees to assume, and to duly perform as and when due, each and every obligation and liability of Assignor under the Loan Documents and the Collateral Documents.

               1.3. As consideration for the assignment hereunder of the Indebtedness, the Loan Documents, the Collateral and the Collateral Documents, concurrently with the execution and delivery of this Assignment Agreement, (i) Assignee shall pay Assignor by wire transfer to Assignor's account at the Assignor, ABA #026 002 794, Credit Items in Suspense, Account No. 2090 104 3302, the sum of Five Million Five Hundred Thousand Dollars ($5,500,000) (the "Assignment Price"), and (ii) Assignee shall pledge to the Bank such number of shares of common stock and class B stock of Curtis Holding Corporation, a New Jersey corporation ("Curtis Holding"), as is set forth in the Stock Pledge Agreement (Curtis Holding) dated the date hereof between Assignee and Assignor, and shall cause Curtis Holding to pledge to the Bank such number of shares of common stock of Curtis Partition Corporation, a New Jersey corporation, as is set forth in the Stock Pledge Agreement (Curtis Partition) dated the date hereof between Curtis Holding and Assignor.

         2.    Assignment "As Is".

               2.1. Assignor is making the assignment pursuant to this Assignment Agreement on an "as is" basis without any representation or warranty whatsoever, except that Assignor hereby represents and warrants to Assignee that Assignor or BLN Corporation, a New York corporation ("BLN Corporation"), an affiliate of the Bank, is the sole owner and holder of the Loan Documents, free and clear of all security interests, liens or other encumbrances, except for the claims asserted as referred to in Section 2.3 hereof. Without limitation to the foregoing, Assignor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of the Loan Documents, the Collateral Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant thereto, and

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(ii) the financial condition of or any other matter relating to the Borrower or any guarantor guaranteeing any portion of the Indebtedness (a "Guarantor"), or the performance or observance by the Borrower or any Guarantor of his or its obligations under the Loan Documents, the Collateral Documents or any other instrument or document furnished pursuant thereto.

               2.2. Assignee recognizes that Assignor is selling and assigning, and Assignee is purchasing and assuming, the Indebtedness, the Loan Documents, the Collateral and the Collateral Documents "as is" without any representation or warranty, except as specifically provided in Section 2.1 hereof. Assignee agrees that the sale, assignment, purchase and assumption of the Indebtedness, the Loan Documents, the Collateral and the Collateral Documents is subject to all of the provisions of (i) that certain Agreement dated as of April 16, 1993, as amended, between Assignor and the Borrower (the "Forbearance Agreement"), (ii) that certain Agency and Intercreditor Agreement dated March 29, 1993 by and among the Borrower, Arthur G. Cohen as Agent, Barry
J. Levien and Philip J. Levien (the "Intercreditor Agreement") and (iii) all agreements, documents and instruments executed in connection with the foregoing. Assignee acknowledges that it has been offered a reasonable opportunity to investigate the Loan Documents, the Indebtedness, the Collateral and the Collateral Documents and the Borrower's financial condition, and Assignee has been offered access to Assignor's books and records relating to the Loan Documents, the Indebtedness, the Collateral and the Collateral Documents. Assignee agrees to be bound by the terms and conditions of the Loan Documents, including without limitation the Forbearance Agreement and the Intercreditor Agreement, and of the Collateral Documents. Assignee has made its own investigation and is familiar with the Borrower's assets and financial condition. Assignee is entering into the transactions described in this Assignment Agreement on the basis of its independent evaluation and investigation, and does not rely on any statement or representation made by Assignor or Assignor's directors, officers, employees or legal or financial advisers with respect to the Indebtedness, the Loan Documents, the Collateral or the Collateral Documents (except as set forth in Section 2.1 hereof), or the value of the Borrower's assets or the Borrower's financial condition. Assignee hereby agrees that it shall have no recourse against Assignor or Assignor's directors, officers, employees or legal or financial advisers with respect to the Indebtedness, the Loan

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Documents, the Collateral, the Collateral Documents or any of the transactions referred to in this Assignment Agreement or with respect to any other documents delivered in connection herewith (except with respect to a breach of a representation or warranty set forth in Section 2.1 hereof).

               2.3.      Without limiting the generality of the provisions of
Section 2.2, Assignor has advised Assignee of claims made by each of European American Bank ("EAB") and Allan V. Rose ("Rose") of an interest in the Collateral or a portion thereof and Assignee hereby agrees that such claims shall not form the basis of any claims by Assignee against Assignor.

               2.4. Assignee covenants and agrees that it will not take any action that will result in, or may be deemed to result in, a waiver or amendment or modification of any rights of Assignor against any person or entity other than Cohen pursuant to any agreement, instrument or document related to the Indebtedness, including without limitation any co-guarantor or co-obligor under the Indebtedness, or be construed as limiting or prohibiting Assignor from enforcing any right or remedy Assignor may have against any such other person or entity. Notwithstanding the foregoing, nothing in this Assignment Agreement is intended to prohibit or prejudice Assignee's right to (i) assign this Assignment Agreement, the Indebtedness, the Loan Documents, the Collateral or the Collateral Documents, provided that any assignee of such assignment shall take such assignment subject to this Assignment Agreement (and acknowledge such in writing), or (ii) enforce any of its rights or remedies with respect to the Indebtedness or the Collateral, including without limitation any right it may have to foreclose on or otherwise proceed against the Collateral.

         3. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that:

               3.1. Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own its properties and to transact the business in which it is engaged.

               3.2. Assignee has full power and authority to enter into and perform this Assignment Agreement. This Assignment Agreement has been duly authorized by all necessary corporate action. No consent or approval (governmental or otherwise) or the giving of notice or the

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taking of any other action is required as a condition to the validity or enforceability of this Assignment Agreement.

               3.3. This Assignment Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Assignee, enforceable in accordance with its terms, except that such enforcement may be subject to or limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and the application of general principles of equity.

               3.4. The execution, delivery and performance by Assignee of this Assignment Agreement does not and will not (i) violate any provision of its Certificate of Incorporation or By-laws or any other constituent documents of Assignee; (ii) violate any order, decree or judgment, or any provisions of any law, statute, rule or regulation, domestic or foreign, to which Assignee or any of its properties or assets are subject; (iii) violate or conflict with or result in a breach of or constitute (with notice or lapse of time or both) a default under any agreement, mortgage, indenture or contract to which Assignee is a party, or by which Assignee or any of its properties or assets is bound or affected; or (iv) except as contemplated hereby, result in the creation or imposition of any lien of any nature whatsoever upon any property or assets of Assignee.

               3.5. Assignee is not now, nor will the consummation of the transactions contemplated hereby render it, (i) "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code"), or Section 271 of the New York Debtor and Creditor Law ("NYDCL"), (ii) unable to pay its debts as they mature, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code or Section 275 of the NYDCL, or (iii) left with an unreasonably small capital. The execution and delivery of this Assignment Agreement by Assignee does not constitute a "fraudulent transfer" within the meaning of the Bankruptcy Code as now constituted or under any other applicable statute. No bankruptcy or insolvency proceedings are pending against Assignee, contemplated by Assignee or, to the knowledge of Assignee, threatened against Assignee.

         4. Assignor's Conditions to Close. The obligations of Assignor to consummate the transactions under this Assignment Agreement are subject to the satisfaction on or prior to the date hereof of the following conditions:

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               4.1.      Representations and Warranties True at Closing. The
representations and warranties of Assignee contained in this Assignment Agreement (including the Exhibits and Schedules hereto) or any certificate or document delivered to Assignor in connection herewith shall be true in all material respects.

               4.2. No Action/Proceeding. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transaction herein contemplated, and no governmental agency or body or other entity shall have taken any other action or made any request of Assignor or Assignee as a result of which Assignor reasonably and in good faith deems that to pursue the transactions hereunder may constitute a violation of law.

               4.3. Payment by Assignee. Assignee shall have paid the Assignment Price to Assignor on or prior to the date hereof by wire transfer in accordance with Section 1.2 hereof.

               4.4. Board and Stockholder Approval. Assignee shall have delivered to Assignor resolutions of the Board of Directors and of the sole stockholder of Assignee, certified by the Assistant Secretary of Assignee as being true and in full force and effect, approving the execution and delivery of this Assignment Agreement and the transactions contemplated hereby.

               4.5. Opinion of Counsel. Assignee shall have delivered to Assignor an opinion of (i) Herrick Feinstein, LLP, special counsel to Assignee and Curtis Holding and (ii) Stephen B. Delman, Esq., counsel to Assignee and Curtis Holding, in each case in forms satisfactory to the Bank.

               4.6. Good Standing. Assignee shall have delivered to Assignor a Certificate of Good Standing for Assignee, certified by the Secretary of State of Delaware.

               4.7. Morgan Settlement. Each of Cohen and The Arlen Corporation ("Arlen") shall have obtained satisfactions of all claims against them (or any of Arlen's subsidiaries) relating to that certain action entitled Morgan Guaranty Trust Company of New York v. The Arlen Corporation, et al., Index No. 122525/95, and all other actions commenced by Morgan Guaranty Trust Company of New York ("Morgan Guaranty") in connection therewith, and Cohen

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and Arlen shall have delivered to Assignor copies of all documentation evidencing such satisfactions, including without limitation any and all releases and/or discharges signed by Morgan Guaranty in favor of Cohen and Arlen.

               4.8. Restructuring Agreement. The Restructuring Agreement dated the date hereof between Assignor and the Borrower shall have been fully executed and delivered.

         5.    Indemnification.

               5.1. Indemnification. Assignee hereby indemnifies and agrees to fully defend, save and hold Assignor harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (collectively, the "Damages"), asserted against, or imposed upon or incurred by Assignor, or any of its affiliates, directly or indirectly, arising out of or resulting from:

               (a) any material untruth or inaccuracy in any representation made by Assignee or the material breach of any warranty made by Assignee set forth in this Assignment Agreement or in any agreement or instrument executed in connection herewith;

               (b) any claim that is brought or asserted by any third party against Assignor arising out of the assignment of the Indebtedness, the Loan Documents, the Collateral or the Collateral Documents by Assignor to Assignee, or any actions taken with Cohen or Rucon or any of their affiliates in connection with, in contemplation of, or pursuant to said assignment; and

               (c) any action taken by Assignee or any other person in the future relating to the Indebtedness, the Loan Documents, the Collateral, or the Collateral Documents.

               5.2. Defense of Actions. Assignor shall give written notice (the "Claim Notice") within a reasonably prompt period of time to Assignee of any written claim by a third party which is likely to give rise to a claim by Assignor against Assignee based on the indemnity agreements contained in this
Section 5, stating the nature and basis of said claim and the amount thereof, to the extent known. If within thirty (30) days after delivery of the Claim Notice Assignee advises Assignor that it will assume the defense at

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Assignee's expense, then so long as such defense is being conducted diligently and in good faith, Assignor shall not settle or admit liability with respect to the claim and shall afford to Assignee and defense counsel all reasonable assistance in defending against the claim. If Assignee assumes the defense, counsel shall be selected by Assignee at its expense and if Assignor then retains its own counsel, it shall do so at its own expense; provided, however, that if Assignor determines reasonably and in good faith that a conflict of interest exists or may exist between itself and Assignee in connection with any third party claim (other than a conflict arising out of the wish of one of the parties to settle the claim), Assignor shall be entitled to select its own counsel at Assignee's expense, regardless of whether Assignee has elected to defend such action and is doing so diligently and in good faith. If Assignee fails to advise Assignor that it will assume the defense at its expense within thirty (30) days after delivery by Assignor to Assignee of a Claim Notice, the claim for indemnity shall be conclusively presumed to have been assented to and approved, and in such case Assignor may control the defense of the matter or case with counsel selected by Assignor at Assignee's expense and, at Assignor's sole discretion, settle or admit liability at Assignee's expense.

               5.3. Expiration. The provisions of Sections 5.1 and 5.2 shall expire on the sixth anniversary of the date hereof and shall thereafter be of no further force or effect, except with respect to an action commenced prior to the date of such expiration.

               6. Covenant by Assignee Not to Sue. Assignee, for itself, its successors, assigns, stockholders, directors, representatives and agents hereby covenants and represents that it will not institute any complaints, claims, charges, lawsuits, or proceedings of any kind with any governmental agency or any court, against Assignor or any of Assignor's parent companies, subsidiaries, affiliates, divisions, or any otherwise related entity by reason of any claim, present or future, known or unknown, arising from or related in any way to the terms and provisions of this Assignment Agreement or any other agreement between Assignee and Assignor executed prior to the date hereof or contemporaneously herewith, whether oral or written, express or implied, except with respect to (i) a breach of any representation or warranty made by Assignor in Section 2.1 hereof, (ii) a material breach of the Assignor's obligations pursuant to Section 7.3, or (iii) the unenforceability of any assignment made in accordance with

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this Assignment Agreement (a) by reason of a lack of authority on the part of
Assignor or any person executing this Assignment Agreement on behalf of Assignor or (b) because this Assignment Agreement or any assignment made hereby is in violation or contravention of any applicable law, statute, order, regulation or other governmental or quasi-governmental authority or any contract or agreement to which Assignor is a party.

         7.    Miscellaneous.

               7.1. ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS ASSIGNMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE ENFORCEMENT OF ANY OF ASSIGNOR'S RIGHTS AND REMEDIES HEREUNDER.

               7.2. Neither the failure nor any delay on the part of Assignor to exercise any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

               7.3. Each of Assignee and Assignor shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Assignment Agreement and the consummation of the transactions contemplated hereby, including without limitation performing such further acts required to be performed under any of the Loan Documents.

               7.4. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received (i) if personally delivered or if delivered by telex or telecopy with electronic confirmation when actually received by the party to whom sent, or (ii) if delivered by mail (whether actually received or not), at the close of business on the third day next following the day when placed in the federal mail, postage prepaid, certified or registered mail, return receipt requested, or (iii) if delivered by a recognized overnight mail service at the close of business on the next

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day following the day when placed in the custody of such service, addressed as follows:

         If to Assignee:

                   Rucon Services Corp.
                   505 Eighth Avenue
                   New York, New York 10018

                   FAX: (212) 736-5108

                   With copies to:

                   Stephen B. Delman, Esq.
                   Suite 300
                   505 Eighth Avenue
                   New York, New York 10018

                   FAX: (212) 279-9595

                   Herrick Feinstein, LLP
                   2 Park Avenue
                   New York, New York 10016

                   Attention:  Carl F. Schwartz, Esq.

                   FAX: (212) 889-7577

         If to Assignor:

                   Bank Leumi Trust Company of New York
                   562 Fifth Avenue
                   New York, New York 10017
                   Attn: Richard I. Schwam
                         First Vice President

                   FAX: (212) 626-1144

                   With a copy to:

                   Warshaw Burstein Cohen
                     Schlesinger & Kuh, LLP
                   555 Fifth Avenue
                   New York, New York 10017
                   Attention: Frederick R. Cummings, Jr., Esq.

                   FAX: (212) 972-9150

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

               7.5. This Assignment Agreement shall inure to the benefit of and shall be binding upon the parties and their respective heirs, successors and permitted assigns. Nothing in this Assignment Agreement, expressed or implied, is intended to or shall (a) confer on any person other than the parties, and their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Assignment Agreement, or (b) constitute the parties partners or participants in a joint venture.

               7.6. No person shall be deemed to be a third party beneficiary of this Assignment Agreement, and nothing contained herein shall be construed as a waiver or amendment or modification of any rights of Assignor against any other person or entity pursuant to any agreement, instrument or document or be construed as limiting or prohibiting Assignor from enforcing any right or remedy Assignor may have against any other person or entity or from amending, modifying, limiting, waiving, releasing any such right or remedy that it may have against any other person or entity, including, without limitation, any other obligor or guarantor of the Indebtedness, or any part thereof, or from amending, modifying or extending the terms of the Indebtedness with respect to such other persons or entities, all of which rights and remedies of the Bank are expressly reserved, and all of which agreements, instruments and documents remain in full force and effect.

               7.7. Nothing contained herein shall be construed as a waiver or amendment or modification of any rights of Assignor against the Borrower or any other person or entity under any agreement, instrument or document (other than those comprising the Loan Documents) pursuant to which the Borrower or such other person or entity is indebted or obligated to Assignor, whether as principal obligor, guarantor or otherwise, or be construed as limiting or prohibiting Assignor from enforcing any right or remedy Assignor may have against the Borrower (or any other such person or entity) pursuant thereto (except to the extent assigned to Assignee herein), including, without limitation, the right to enforce Assignor's rights to any collateral therefor, all of which rights and remedies of Assignor are expressly reserved, and all of which agreements, instruments and documents and agreements remain in full force and effect.

               7.8. This Assignment Agreement may not be modified or amended except by an agreement or instrument in

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
writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may waive performance or compliance by any other party with respect to any term or provision of this Assignment Agreement on the part of such other party to be performed or complied with; provided, however, that such waiver shall be effective only if evidenced by an instrument in writing signed by the party waiving such compliance or performance. The waiver by any party of a breach of any term or provision of this Assignment Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by Assignor in exercising any right or remedy it may have shall operate as a waiver thereof.

               7.9. This Assignment Agreement and any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Assignee without the prior written consent of Assignor; provided, however, that no such assignment by Assignee shall relieve Assignee of any liability or obligation hereunder, including without limitation Assignee's obligations under Section 5 hereof, and provided further that any assignee pursuant to this Section 7.9 acknowledges in writing that it takes such assignment subject to this Agreement.

               7.10. This Assignment Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

               7.11. Any term or provision of this Assignment Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assignment Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

               7.12. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof. Assignee hereby consents and submits to the jurisdiction of the courts of the State of New York located within the City of New York and of the courts of the United States located within the City of New York for all purposes of this Agreement, including, without limitation, any action for the enforcement of any right,

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
remedy, obligation or liability arising under or by reason of this Assignment Agreement.

               7.13. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, as to the subject matter hereof, including without limitation that certain letter dated October 17, 1995 from Assignor to the Borrower, are merged into this Assignment Agreement, and this Assignment Agreement shall constitute the entire agreement between Assignor and Assignee with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first set forth above.


                                            BANK LEUMI TRUST COMPANY
                                              OF NEW YORK


                                            By: /s/ Richard I. Schwam
                                               ----------------------------
                                               Name:   Richard I. Schwam
                                               Title:  First Vice President


                                            RUCON SERVICES CORP.


                                            By: /s/ Allan J. Marrus
                                               ----------------------------
                                                       President

         The undersigned is executing this Assignment Agreement only with respect to the provisions of Section 2.1 hereof and joins in the assignment of the Indebtedness, the Loan Documents, the Collateral, the Collateral Documents and the Other Assigned Documents and Collateral to the extent of its ownership therein.

                                            BLN CORPORATION


                                            By: /s/ Richard I. Schwam
                                               ----------------------------
                                               Name:  Richard I. Schwam
                                               Title: Vice President

                      EXHIBIT A TO ASSIGNMENT AGREEMENT(*)


     The following list of documents is not intended to be a complete representation of the documents and instruments relating to the Indebtedness or the collateral securing the Indebtedness:

1. Installment Promissory Note dated May 1, 1991 in the original principal amount of $500,000, as amended, executed by Arthur G. Cohen.

2. Installment Promissory Note dated May 8, 1991 in the original principal amount of $2,000,000, as amended, executed by Arthur G. Cohen.

3. Floating Rate Promissory Note dated November 1, 1991 in the original principal amount of 366,666.67, as amended, executed by Arthur G. Cohen.

4. Promissory Note dated April 1, 1992 in the original principal amount of $4,000,000, executed by Arthur G. Cohen.

5. Severance Secured Note dated January 16, 1996, in the original principal amount of $5,133,334.00, executed by Arthur G. Cohen.


--------------
(*) The notes listed in Nos. 1 through 4 of this Exhibit A are modified by the provisions of (i) that certain Forbearance Agreement dated as of April 16, 1993, as amended, between Bank Leumi Trust Company of New York and Arthur G. Cohen, and (ii) that certain Agency and Intercreditor Agreement dated March 29, 1993 by and among Arthur G. Cohen, Arthur G. Cohen as Agent, and Barry J. Levien or Philip J. Levien and (iii) all agreements, documents and instruments executed in connection with the foregoing.

                       EXHIBIT B TO ASSIGNMENT AGREEMENT

1. 5-1/4% Subordinated Note of The Arlen Corporation, a New York Corporation ("Arlen"), dated September 29, 1979, issued to Arthur G. Cohen ("Cohen") in the principal amount of $15,500,000.00.

2. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $7,833,333.00.

3. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $666,667.00.

4. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $333,333.00.

5. 5-1/4% Subordinated Note of Arlen dated July 5, 1979 issued to Cohen in the principal amount of $386,667.00.

6. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $2,000,000.00 (current holder Parker Chapin Flattau & Klimpl, as escrow holder for Arlen).*

7. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $666,667.00 (current holder Parker Chapin Flattau & Klimpl, as escrow holder for Arlen).*

8. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $1,000,000.00 (current holder Parker Chapin Flattau & Klimpl, as escrow holder for Arlen).*

9. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $1,333,333.00 (current holder Parker Chapin Flattau & Klimpl, as escrow holder for Arlen).*


-------------------
* Neither the Bank nor Cohen has possession of this Note.

10. 5-1/4% Subordinated Note of Arlen dated September 29, 1978 issued to Cohen in the principal amount of $62,000.00 (current holder Parker Chapin Flattau & Klimpl, as escrow holder for Arlen).*

11. 5-1/4% Subordinated Note of Arlen dated July 5, 1979 issued to Andlan Realty Corp. in the principal amount of $333,333.33 (this is a $500,000.00 note in which Cohen has a 66-2/3% interest).

12.  Extension Agreement dated March 29, 1993 between Cohen and Arlen.

13. Collateral Assignment of Proceeds (Arlen) dated March 29, 1993 between Cohen and Arlen.

14. Collateral Assignment of Proceeds (Rucon (formerly Automotive)) dated March 29, 1993 between Cohen and Rucon.

15. Stock Pledge Agreement (Rucon (formerly Automotive)) dated March 29, 1993 between Cohen and Arlen relating to the shares of Rucon.

16. Stock Pledge Agreement (Grant) dated March 29, 1993 between Cohen and Rucon (formerly Automotive) relating to the shares of Grant Products, Inc., a Delaware corporation ("Grant").

17. Current Obligations Agreement dated March 29, 1993 between Cohen and Rucon (formerly Automotive).

18. Agency and Intercreditor Agreement dated March 29, 1993 between Cohen and Barry Levien and Philip Levien.

19. Agreement among Cohen, Arlen and Bank Leumi Trust Company of New York dated as of April 6, 1993, relating to transfer of common stock of Arlen by Cohen.

20.  Letter of Direction from Cohen to Arlen, Rucon and New Automotive.

21. Security Agreement dated April 16, 1993 made by Cohen to Bank Leumi Trust Company of New York ("Assignor") (the "Security Agreement").

-----------------------
*  Neither the Bank nor Cohen has possession of this Note.

22.  Amendment dated January 16, 1996 to the Security Agreement.

23. Note in the original principal amount of $5,000,000 dated June 25, 1988 made by BIA-COR Holdings, Inc. to Cohen.

24. 100 shares of the Common Stock of the Assignee pledged by The Arlen Corporation to Cohen.

25. 100 shares of the Common Stock of Grant Products, Inc. pledged by the Assignee to Cohen.

26. Any and all other collateral granted or posted by Cohen or any third party to the Assignor solely to secure any or all obligations of Cohen described on the Schedule entitled "Arthur Cohen Sale - Revised," a copy of which is annexed hereto, but this item 24 does not include either: (i) collateral securing obligations of any party other than Cohen, or (ii) deposits of Cohen with the Assignor.

           The 5-1/4% Subordinated Notes of Arlen (the "Subordinated Notes") were originally issued in 1969 by Spartans Industries, Inc., which was merged into Arlen, then known as Arlen Realty & Development Corp., on February 26, 1971. The aggregate original principal amount of the Subordinated Notes is $30,115,333.33 (which amount includes only the amount of Cohen's beneficial interest in the case of the Subordinated Note issued to Andlan Realty Corp.).

           The documents listed above are to be modified by certain restatements, amendments and supplemental documents to reflect the May 15, 1995 corporate reorganization of certain subsidiaries of Arlen.


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